Securities and Exchange Commission

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):
                             October 9, 2003


                         Commission file number 0-23903

                              eAutoclaims.com, Inc.

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      (Exact name of small business issuer as specified in its charter)

                              Nevada 95-4583945
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             (State or other jurisdiction of (I.R.S. Employer
             incorporation or organization) Identification No.)

                110 East Douglas Road, Oldsmar, Florida 34677
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                  (Address of principal executive offices)

                                 (813) 749-1020
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                           (Issuer's telephone number)

      ITEM 5./ITEM 9. OTHER EVENTS/REGULATION FD DISCLOSURE.

     EAutoclaims' customer, Royal & Sun Alliance (Royal), announced that they have sold a portion of the business that eAutoclaims services. This portion of Royal's business constitutes approximately 25% to 30% of eAutoclaims' business and there is no assurance that eAutoclaims will retain the business once it's transferred to the purchasing insurance company. Royal is also currently offering their remaining US business for sale, which if sold would include an additional 25% of eAutoclaim's business, should the company not retain servicing the business.

     On the portion of the business already sold, Royal will continue to write renewal policies on this business for approximately five months before the transaction will begin. At that time Royal will continue to service the policies that were previously sold until the policies expires over a twelve-month period. Management expects that with this gradual reduction in claims processed eAutoclaims' will be able to at least replace the lost business with other customers that recently began participating in eAutoclaims' programs. However, there are no assurances that these new customers will mature into long range customers.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    eAutoclaims.com, Inc.

Dated    10/17/03                                     /s/ Eric Seidel

                                                  ----------------------------
                                                    President & CEO